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EXHIBIT 99. (a)(1)(C)

[FORM OF LETTER OF TRANSMITTAL]

LETTER OF TRANSMITTAL

TO: TESSCO TECHNOLOGIES INCORPORATED
FROM: ELIGIBLE PARTICIPANT IDENTIFIED BELOW
RE: LETTER OF TRANSMITTAL—ELECTION TO TENDER ELIGIBLE OPTIONS

        Instructions:    Before signing this Letter of Transmittal, please make sure you have received and read (i) the Offer to Repurchase; (ii) the memorandum from our President and Chief Executive Officer, dated May 7, 2003; (iii) the Letter of Transmittal; and (iv) the Notice to Withdraw from the Offer (together, as they may be amended from time to time, constituting the "Offer"), offering to repurchase from team members, including officers, options issued under the TESSCO Technologies Incorporated 1994 Stock and Incentive Plan, as amended (the "'94 Plan"), or under the TESSCO Technologies Incorporated 1984 Employee Incentive Stock Option Plan (the "'84 Plan" and together with the '94 Plan, the "Plan"), in either case having an exercise price per share of $11.00 or more and an expiration date prior to April 30, 2007, or having an exercise price per share of $18.00 or more, without regard to expiration date (collectively, the "Eligible Options"). This Offer expires at 5:00 p.m. Eastern Daylight Time on June 5, 2003 (or on a later expiration date if we extend the Offer). Reference in this Letter of Transmittal and in the attached Instructions to the "Offer to Repurchase" means the document entitled "Offer to Repurchase and Cancel Outstanding Options to Purchase Common Stock Having an Exercise Price Per Share of $11.00 or More and an Expiration Date Prior to April 30, 2007, or Having an Exercise Price Per Share of $18.00 or More, Without Regard to Expiration Date," dated May 7, 2003, as amended or supplemented.

        I understand that, if I elect to tender my Eligible Options for repurchase and cancellation, I will receive the applicable cash payment for each Eligible Option (less applicable withholding taxes or charges) that TESSCO accepts for repurchase and cancellation, as determined on the basis of the information included on Schedule A to the memorandum from our President and Chief Executive Officer, dated May 7, 2003, delivered to me. I understand that, once accepted for repurchase and cancellation by TESSCO, I will have no further rights under any options tendered by me and that I have been advised to consult with my own financial, accounting, tax and legal advisors before participating in the Offer.

        I UNDERSTAND THAT, IF TESSCO'S STOCK PRICE INCREASES AFTER THE DATE THAT MY TENDERED OPTIONS ARE CANCELLED, MY CANCELLED OPTIONS MIGHT HAVE BEEN WORTH MORE THAN THE PAYMENT THAT I RECEIVE IN CANCELLATION OF THEM.

        Subject to the above understandings and the terms and conditions set forth in the Offer to Repurchase, I would like to participate in the Offer as indicated below. I HAVE READ AND FOLLOWED THE INSTRUCTIONS ATTACHED TO THIS FORM.

        Please check the box and complete the table as respects the specific Eligible Options which you agree to tender for repurchase and cancellation pursuant to the terms of this Letter of Transmittal and the Offer generally.

        Notice:    You may change your election to tender Eligible Options for repurchase and cancellation by submitting a new Letter of Transmittal or you may withdraw your acceptance of the Offer by submitting a Notice to Withdraw from the Offer, in each case, however, only prior to the expiration date of 5:00 p.m. Eastern Daylight Time, June 5, 2003, or if the Offer is extended, the later date upon which the Offer expires. THIS LETTER OF TRANSMITTAL SUPERCEDES ALL LETTERS OF TRANSMITTAL PREVIOUSLY SUBMITTED, IF ANY.

        ☐  YES, I wish to tender for cancellation each of the Eligible Options specified below (and on any additional sheets which I have attached to this form):

(A) ELIGIBLE OPTION GRANT DATE	(B) EXERCISE PRICE ($) PER SHARE	(C) NUMBER OF SHARES CURRENTLY COVERED BY PARTICULAR OPTION AGREEMENT	(D) PAYMENT ($) PER ELIGIBLE OPTION	(E) TOTAL PAYMENT ($) FOR ELIGIBLE OPTIONS COVERED BY PARTICULAR OPTION AGREEMENT[1] (Col. (C) times Col. (D))

Without regard to applicable withholding taxes and charges. Payment and withholding will be in accordance with our standard payroll procedures and withholding elections unless alternative arrangements, compliant with applicable legal requirements and acceptable to us, are made. Please contact Amy Angerer at 410-229-1382 to advise, prior to June 5, 2003 at 5:00 p.m. (Eastern Daylight Time), or prior to the later expiration date of the offer, if extended.

        I UNDERSTAND THAT ALL OF THESE OPTIONS, SO LONG AS THEY ARE ELIGIBLE OPTIONS, WILL BE REPURCHASED AND IRREVOCABLY CANCELLED UPON TERMINATION OF THE OFFER AND ACCEPTANCE OF MY TENDER BY TESSCO. IF I HAVE LISTED OR INCLUDED ABOVE OR ANY OPTIONS THAT ARE NOT ELIGIBLE OPTIONS, THIS LETTER OF TRANSMITTAL WILL REMAIN IN FULL FORCE AND EFFECT WITH RESPECT TO THOSE LISTED OR INCLUDED OPTIONS WHICH ARE ELIGIBLE OPTIONS. I UNDERSTAND THAT APPLICABLE WITHHOLDING TAXES AND CHARGES WILL BE WITHHELD FROM ANY PAYMENT DUE TO ME.

Team Member Signature	Social Security #
AM/PM

Team Member Name (Please print)	E-mail Address	Date	Time

RETURN TO Mary Lynn Schwartz BEFORE 5:00 P.M. ON JUNE 5, 2003 (or if the Offer is extended, by no later than 5:00 p.m. on the date until which the Offer is extended).

      VIA FACSIMILE AT (410) 229-1559
      OR VIA MAIL, COURIER OR HAND DELIVERY TO

      Mary Lynn Schwartz
      Senior Vice President and Corporate Secretary
      375 West Padonia Road
      Timonium, Maryland 21093

      TESSCO INTENDS TO SEND AN E-MAIL
      CONFIRMATION WITHIN 2 BUSINESS DAYS OF RECEIPT

INSTRUCTIONS TO THE LETTER OF TRANSMITTAL

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.     Delivery of Letter of Transmittal.

        A properly completed and executed original of this Letter of Transmittal (or a facsimile of it), and any other documents required by this Letter of Transmittal, must be received by Mary Lynn Schwartz, by mail, courier or hand delivery at TESSCO Technologies Incorporated, 375 West Padonia Road, Timonium, Maryland 21093, or via facsimile at (410) 229-1559 before the expiration of the Offer at 5:00 p.m., Eastern Daylight Time, on June 5, 2003, or if the Offer is extended, at any time prior to the extended expiration date of the Offer. Reference herein to "TESSCO", the "Company", "we" or "our" means TESSCO Technologies Incorporated. Reference herein to "you" or "your" are references to team members of TESSCO Technologies Incorporated who are eligible to participate in the Offer.

        THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE COMPANY. YOU MAY MAIL, COURIER OR HAND DELIVER YOUR LETTER OF TRANSMITTAL TO MARY LYNN SCHWARTZ AT TESSCO TECHNOLOGIES INCORPORATED, AT THE ADDRESS LISTED ABOVE, OR YOU MAY FAX IT TO HER AT (410) 229-1559. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY. IF YOU DELIVER THE REQUIRED DOCUMENTS BY FACSIMILE OR ANY OTHER MEANS OTHER THAN BY DELIVERING ORIGINALLY EXECUTED DOCUMENTS, YOU SHOULD DELIVER THE ORIGINALS BY MAIL, COURIER OR HAND DELIVERY FOR RECEIPT BY MARY LYNN SCHWARTZ WITHIN TWO (2) BUSINESS DAYS. WE INTEND TO CONFIRM THE RECEIPT OF YOUR LETTER OF TRANSMITTAL WITHIN TWO (2) BUSINESS DAYS OF DELIVERY. IF YOU HAVE NOT RECEIVED A CONFIRMATION OF RECEIPT, IT IS YOUR RESPONSIBILITY TO MAKE SURE THAT MARY LYNN SCHWARTZ HAS RECEIVED YOUR LETTER OF TRANSMITTAL.

2.     Withdrawal.

        Tenders of options made through the Offer may be withdrawn by you at any time before the expiration date of the Offer. If the Company extends the Offer beyond that time, you may withdraw your tendered options at any time until the extended expiration date of the Offer. In addition, if not yet accepted for payment, after the expiration of 40 business days from the commencement of this Offer, or after July 2, 2003, you may withdraw any tendered options. To withdraw tendered options you must fax (fax # (410) 229-1559) or mail, hand deliver or courier to Mary Lynn Schwartz, TESSCO Technologies Incorporated, 375 West Padonia Road, Timonium, Maryland 21093, a signed and dated Notice to Withdraw from the Offer, with the required information, to the Company while you still have the right to withdraw the tendered options. Withdrawals may not be rescinded and any Eligible Options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless the withdrawn options are properly re-tendered before the expiration date of the Offer by delivery of a new Letter of Transmittal following the procedures described in these Instructions. Upon the receipt of such a new, properly filled out, signed and dated Letter of Transmittal, any previously submitted Letter of Transmittal or Notice to Withdraw from the Offer will be disregarded and will be considered superseded and replaced in full by the new Letter of Transmittal.

3.     Change of Election.

        As noted in the Offer to Repurchase we will not accept partial tenders of Eligible Options evidenced by any particular option agreement. Accordingly, you must tender with respect to all Eligible Options covered by any particular option agreement if you tender any Eligible Options evidenced by that option agreement. You may, however, select from among multiple option agreements. Therefore, if you hold more than one option agreement, you may tender as to any one or more and need not tender as to all such option agreements. You may change your mind about which particular option agreements you would like to tender for cancellation, at any time before the expiration date. If we extend the Offer beyond that time, you may change your election regarding particular option agreements you tendered at any time until the extended expiration of the Offer. To change your election regarding any particular individual option agreement you previously tendered while continuing to elect to participate in the Offer, you must deliver a signed and dated new Letter of Transmittal, with the required information, following the procedures described in these Instructions. Upon receipt of such new, properly filled out, signed and dated Letter of Transmittal, any previously submitted Letter of Transmittal will be disregarded and will be considered replaced in full by the new Letter of Transmittal. Because the new Letter of Transmittal will supersede and replace the prior Letter of Transmittal, it will be necessary to include and identify on the new Letter of Transmittal all of the particular option agreements relating to Eligible Options that you desire to tender, and that you not just identify those additional option agreements relating to any additional Eligible Options that you desire to tender.

        The Company will not accept any alternative, conditional or contingent tenders. Although it is our intent to send you a confirmation of receipt of this Letter of Transmittal, by signing this Letter of Transmittal (or a facsimile of it), you waive any right to receive any notice of the receipt of the tender of your options, except as provided for in the Offer to Repurchase. Any confirmation of receipt sent to you will merely be a notification that we have received your Letter of Transmittal and does not mean that your Letter of Transmittal has been accepted or that your options have been cancelled. Your options that are accepted will not be cancelled until promptly after 5:00 p.m. Eastern Daylight Time on June 5, 2003, or a later date if we extend the Offer.

4.     Inadequate Space.

        If the space provided in this Letter of Transmittal is inadequate, the information requested by the table on this Letter of Transmittal regarding the options to be tendered should be provided on a separate schedule attached to this Letter of Transmittal. YOU MUST PRINT YOUR NAME AND SIGN ANY ATTACHED SCHEDULES. Any attached schedules should be delivered with this Letter of Transmittal, and will thereby be considered part of this Letter of Transmittal.

5.     Tenders.

        If you intend to tender options through the Offer, you must complete the table on this Letter of Transmittal by providing the following information for each Eligible Option that you intend to tender:

  —grant date,

  —exercise price per share of each Eligible Option then being tendered,

  —after accounting for any prior exercises, the total number of shares of common stock currently subject to the particular option agreement which evidences the Eligible Options then being tendered (prior to the effectiveness of the cancellation in this Offer and without regard to vesting limitations), and

  —the payment amount per Eligible Option to which you are entitled and the total payment amount to which you are entitled for all Eligible Options that you elect to tender, in each case without regard to applicable withholding taxes and charges.

        WE WILL NOT ACCEPT PARTIAL TENDERS OF ELIGIBLE OPTIONS EVIDENCED BY ANY PARTICULAR OPTION AGREEMENT. ACCORDINGLY, YOU MAY TENDER WITH RESPECT TO ALL ELIGIBLE OPTIONS COVERED BY EACH PARTICULAR OPTION AGREEMENT OR YOU MAY NOT TENDER ANY ELIGIBLE OPTION COVERED BY THAT PARTICULAR OPTION AGREEMENT.

6.     Signatures on This Letter of Transmittal.

        If this Letter of Transmittal is signed by the holder of the Eligible Options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever. If your name has been legally changed since your option agreement was signed, please submit proof of the legal name change.

If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of that person to so act must be submitted with this Letter of Transmittal. If this Letter of Transmittal is delivered by facsimile, you should provide an originally executed copy within two (2) business days.

7.     Other Information on This Letter of Transmittal.

        In addition to signing this Letter of Transmittal, you must print your name and indicate the date and time at which you signed. You must also include a current e-mail address and your social security number.

8.     Requests for Assistance or Additional Copies.

        Any questions or requests for assistance, as well as requests for additional copies of the Offer to Repurchase or this Letter of Transmittal (which will be furnished at the Company's expense) should be directed to:

  Mary Lynn Schwartz
  Senior Vice President and Corporate Secretary
  TESSCO Technologies Incorporated
  375 West Padonia Road
  Timonium, Maryland 21093
  Telephone:    (410) 229-1000
  Facsimile:     (410) 229-1559

9.     Irregularities.

        All questions as to the number of option shares subject to options to be accepted for cancellation and the validity, form, eligibility (including time of receipt) and acceptance for cancellation of any tender of options will be determined by the Company in its discretion. The Company's determinations shall be final and binding on all parties. The Company reserves the right to reject any or all tenders of options the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular options, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

        IMPORTANT:    THE LETTER OF TRANSMITTAL (OR A FACSIMILE COPY OF IT) TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE COMPANY, BEFORE 5:00 P.M. EASTERN DAYLIGHT TIME ON JUNE 5, 2003 OR IF THE OFFER IS EXTENDED, THE LATER DATE UPON WHICH THE OFFER EXPIRES.

10.   Additional Documents to Read.

        You should be sure to read the Offer to Repurchase, all documents referenced therein, and the memorandum from our President and Chief Executive Officer dated May 7, 2003, before deciding to participate in the Offer.

11.   Important Tax Information.

        You should refer to Section 12 of the Offer to Repurchase, which contains important U.S. federal income tax information.

12.   Acknowledgement and Waiver.

        By accepting this Offer, you acknowledge that: (i) your acceptance of the Offer is voluntary; (ii) your acceptance of the Offer shall not create a right to further employment and shall not interfere with the ability of your employer to terminate your employment relationship at any time with or without cause; and (iii) the Offer, the Eligible Options and the payment for the cancellation of the Eligible Options are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

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[FORM OF LETTER OF TRANSMITTAL] LETTER OF TRANSMITTAL
INSTRUCTIONS TO THE LETTER OF TRANSMITTAL FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER